Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Frontier Group Holdings, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(1)    The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 28, 2026	/s/ James G. Dempsey
James G. Dempsey
Chief Executive Officer
(Principal Executive Officer)